UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2007

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 22, 2007, ModusLink Corporation, a subsidiary of CMGI, Inc., entered into a Letter Agreement (the “Letter Agreement”), with William R. McLennan, the President, International Business Unit of ModusLink Corporation. The Letter Agreement provides that, effective June 1, 2007, ModusLink Corporation will increase Mr. McLennan’s monthly housing fee and utilities, as provided for in the Letter of Understanding – Expatriate Agreement (the “Expatriate Agreement”) dated March 10, 2005, from a maximum of 16,000 Singapore dollars per month to a maximum of 22,000 Singapore dollars per month, due to an increase in Mr. McLennan’s rent. Except as provided in the Letter Agreement, no other term or condition of the Expatriate Agreement was modified, and the Expatriate Agreement, as amended, remains in full force and effect.

The foregoing description is subject to, and qualified in its entirety by, the Letter Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibit is filed with this report:

Exhibit No.	Description
99.1	Letter Agreement between ModusLink Corporation and William R. McLennan, dated May 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CMGI has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ Peter L. Gray
Date: May 29, 2007		Peter L. Gray
Executive Vice President and General Counsel